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                                                                  EXHIBIT 10.3

                            MICRO THERAPEUTICS, INC.

                              CONSULTING AGREEMENT


         This Agreement (the "Agreement") effective October 1, 1996, is made by and between Micro Therapeutics, Inc. having a principal place of business at 1062-F Calle Negocio, San Clemente, CA 92673 (the "Company") and Andrew Cragg, M.D. having an address of 6101 Code Ave., Edina, MN 55436 (the "Consultant").

         1. Services. Consultant shall provide to the Company the services set forth in Paragraphs 1 and 2 of Exhibit A in accordance with the terms and conditions contained in this Agreement. Consultant is free to consult with others in the consulting fields set forth in Exhibit A, unless exclusivity is specifically identified. Products or product concepts developed by Consultant hereunder are the property of MTI.

         2. Term. Unless terminated in accordance with the provisions of Paragraph 7 hereof, the services provided by Consultant to the Company shall be performed during the period set forth in Paragraph 3 of Exhibit A or up to completion of the project as described in Paragraphs 1 and 2 of Exhibit A. Consultant shall coordinate all efforts and report progress regularly to the individual set forth in Paragraph 4 of Exhibit A.

         3. Payment for Service Rendered. For providing the consulting services as defined therein, the Company shall pay Consultant the consideration described in Paragraph 5 of Exhibit A. The Company shall reimburse Consultant for all reasonable expenses provided the Company has approved the expenses in advance and in writing.

         4. Nature of Relationship. Consultant is an independent contractor. Consultant will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit program, income tax withholding, FICA taxes, unemployment benefits, insurance coverage, or otherwise. Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior written consent.

         5.      Confidentiality.

                 (a) Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone either during the term of this Agreement or thereafter any of the Proprietary information of any kind whatsoever acquired by Consultant. Consultant further agrees that upon the completion or termination of this Agreement, he will turn over to the Company any notebooks, data, information or other material acquired or compiled by Consultant in carrying out the terms of the Agreement. However, Consultant may keep one copy of such material for archival purposes.


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                 (b)   Consultant represents that his performance of the terms
of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence confidential information and trade secrets of others. Consultant will not disclose to the Company, or induce the Company to use, any confidential information or trade secrets belonging to any third party.

         6. Inventions, Patents and Technology. Consultant shall promptly and fully disclose to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets or other intellectual property conceived, developed or reduced to practice by the Consultant or Company during the term of this Agreement. All such information is collectively referred to herein as "Proprietary Information".

                 Consultant agrees to treat all of the Proprietary Information as the proprietary property of the Company. Consultant hereby assigns to the Company and its successors and assigns, without further consideration, his entire right, title and interest in and to the Proprietary Information whether or not patentable or copyrightable. Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce any and all rights relating to the Proprietary Information.

      7. Termination. Consultant or Company may terminate this Agreement at their respective convenience upon written notice to the other party. Such termination shall be effective in the manner and upon the date specified in said notice and shall be without prejudice to any claims which one party may have against the other. In the event of such termination, the Company shall be obligated to pay Consultant for services actually performed by Consultant up to the effective date of termination. Termination shall not relieve Consultant of his continuing obligations under this agreement, particularly the requirements of Paragraphs 5 and 6.

      8.         Miscellaneous.

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties consent to personal jurisdiction of the federal and state courts within California and service of process being effected by registered mail sent to the address set forth at the end of this Agreement.

                 (b) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the parties thereto. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted thereby or by any related document or by law.


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                 (c)   This Agreement, including the exhibit attached hereto and
made a part hereof, constitutes and expresses the entire agreement and understanding between the parties. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document. The provisions of Paragraphs 5 and 6 shall survive the termination of this Agreement. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.




      Micro Therapeutics, Inc.                             Consultant


BY:    /s/ George Wallace                            /s/ Andrew Cragg, M.D.
     ------------------------------                ---------------------------
           George Wallace                                Andrew Cragg, M.D.
          President and CEO

               12/3/96                                       11/26/96
     ------------------------------                ---------------------------
                Date                                           Date


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                                   EXHIBIT A


NAME OF CONSULTANT:  ANDREW CRAGG, M.D.


1. Description of Exclusive Consulting Field and Services to be Performed shall include:

         a) Product development, pre-clinical/clinical testing and marketing of less invasive, percutaneous catheters used to dissolve, disrupt or remove blood clots from the human body.

         b) Product development, pre-clinical/clinical testing and marketing of less invasive, percutaneous catheters used to treat cerebral aneurysm.

1.       Description of Non-exclusive Consulting Field shall include:

         a) Product development, pre-clinical/clinical testing and marketing of less invasive, percutaneous catheters used to diagnose and treat disorders of the circulatory system.

1.       Term of Agreement:

         Through September 30, 1998

2.       The Consultant shall report to:

         George Wallace, President and CEO, Micro Therapeutics, Inc.

2.       Consideration for services:

         Per Board of Directors approval on August 6, 1996, Consultant will be paid $7,000.00 per month for twelve months.

         A royalty of one percent (1%) of net sales will be paid on any product that bears the name of the Consultant. A royalty of one and one-half percent (1.5%) of net sales will be paid on products where the Consultant is the inventor of a product where an issued U.S. Patent exists and is the primary basis of the product. This royalty will be paid for a period of ten (10) years starting from the product's first commercial sale.

         A royalty of not more than one and one-half percent (1.5%) will be paid on any product hereunder.